March 20, 2009

WorldGate Announces Stockholder Approval of Strategic Investment

TREVOSE, PA—(BUSINESS WIRE)—WorldGate Communications, Inc. (OTCBB –WGAT.OB), a leading provider of video phone products, today announced that at a special meeting of stockholders, WorldGate’s stockholders approved a transaction involving the sale of a controlling interest in WorldGate to WGI Investor LLC.  In the transaction, WGI will exchange debentures and warrants held by WGI, plus cash consideration of $1.45 million, for 63% of the company’s common voting equity.  The transaction will result in the elimination of the debentures, valued at $5.1M, and provide additional working capital to WorldGate.  Approximately 98% of the shares of WorldGate common stock voting at the meeting were voted in favor of the transaction.  WorldGate and WGI expect the closing of the transaction to be completed in early April 2009.

“We are pleased that our stockholders have overwhelmingly supported this transaction, which we believe will align our company with a key strategic investor whose owners have extensive expertise and success in the global telecommunications sector,” commented Hal Krisbergh, WorldGate’s Chairman and CEO.  “We believe that the strategic investment by WGI and our anticipated commercial arrangement with ACN will provide our company with significant opportunities for success.”

Robert Stevanovski, a principal at WGI, commented, “We are delighted to see the support of WorldGate’s stockholders for this investment and look forward to welcoming WorldGate into our strategic portfolio and working with them to deliver a compelling video phone solution to the marketplace.”

At today’s stockholder’s meeting, the stockholders also approved an amendment to WorldGate’s charter increasing its total number of authorized shares of common stock.  This increase will provide WorldGate with a sufficient number of authorized shares to complete the sale of stock to WGI.

WGI Investor LLC is a private investment fund whose ownership includes owners of ACN, Inc., the world’s largest direct selling telecommunications company, which offers a broad range of telecommunications services in 20 countries in North America, Europe and the Asia-Pacific region.  In connection with the closing of the transaction approved by WorldGate’s stockholders today, ACN and WorldGate will enter into an agreement pursuant to which ACN will commit to purchase 300,000 videophones over a two-year period and provide WorldGate with $1.2 million to fund associated software development costs.

Information about WorldGate Communications can be found at www.wgate.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned in this release. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended. These securities described in this release have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements.

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions including, without limitation, expressions using the terminology “may,” “plans,” “expects,” “anticipates,” “forecasts,” and expressions which otherwise reflect something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the factors described in the Company’s filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. No obligation is undertaken to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts

WorldGate
Jim McLoughlin, 215-354-5455
jmcloughlin@wgate.com